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                                                  Exhibit  23.1
                                                  -------------

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements of American Wagering, Inc. on Form S-8 (File No. 333-89494) and Form S-8 (File No. 333-27395) of our reports dated April 8, 2003, on our audits of the consolidated financial statements of American Wagering, Inc. and Subsidiaries as January 31, 2003 and 2002, and for the years then ended, which report is included in this Annual Report on Form 10-KSB.

PIERCY,  BOWLER,  TAYLOR  &  KERN
Certified  Public  Accountants  and  Business  Advisors,
A  Professional  Corporation


/s/ PIERCY,  BOWLER,  TAYLOR  &  KERN

Las  Vegas,  Nevada
April  21,  2003